Bank of America

Bank of America Mortgage

101 E. Main Street, Suite 400

P.O.Box 35140

Louisville, Kentucky 40232 5140

Management's Assertion Concerning Compliance

with USAP Minimum Servicing Standards

March 7, 2003

As of and for the year ended December 31, 2002, BA Mortgage LLC, and the Mortgage division of Bank of America, N.A. (collectively, the "Company"), which together comprise an operating division of Bank of America, N.A., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP").

As of and for this same period, the Company had in effect a fidelity bond and errors and omissions policy in the amounts of $400,000,000 and $475,000,000 respectively.

Kevin M. Shannon H. Randall Chestnut

Kevin M. Shannon H. Randall Chestnut

President Senior Vice President

Consumer Real Estate Bank of America, N.A.

Bank of America, N.A.

David H. Rupp Gary K. Bettin

David H. Rupp Gary K. Bettin

Senior Vice President Senior Vice President and

Bank of America, N.A. National Servicing Executive

Bank of America, N.A.

J. Mark Hanson

J. Mark Hanson

Senior Vice President

Bank of America, N.A.

USA